PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made effective as of September 10, 2026, by VULCAN INFRASTRUCTURE AND POWER INC., a Delaware corporation (formerly known as Greenidge Generation Holdings Inc.) (together with its permitted successors and permitted assigns, “Pledgor”), in favor of MIG REF II INFR, LLC, a Delaware limited liability company (together with its successors and assigns, “Pledgee”).

RECITALS:

WHEREAS, Pledgor and Pledgee entered into that certain Subscription Agreement, dated as of July 19, 2026 (as such agreement may be amended, restated or otherwise modified from time to time, the “Subscription Agreement”), pursuant to which Pledgor issued, among other securities, that certain Senior Secured Convertible Promissory Note, dated as of the date hereof (as such note may be amended, restated, supplemented, split, consolidated, replaced or otherwise modified from time to time, the “Note”);

WHEREAS, after the date hereof, as additional security for the Note, Greenidge Mississippi LLC, a Mississippi limited liability company (the “Company”) will execute and deliver to Pledgee a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, encumbering certain real property located in Lowndes County, Mississippi and more particularly described therein;

WHEREAS, the Pledgor is the direct legal and beneficial owner of all of the interests in the Company and will derive substantial direct and indirect benefits from the transactions contemplated by the Subscription Agreement and the Note;

WHEREAS, the Company was formed as a limited liability company in the State of Mississippi and is governed by the terms and provisions of that certain Limited Liability Company Agreement of Greenidge Mississippi LLC, dated as of February 14, 2024, as certified to the Pledgee on and as of the date hereof (as the same may be hereinafter amended, modified, supplemented or restated from time to time, the “Company Operating Agreement”);

WHEREAS, to induce Pledgee to enter into the Subscription Agreement, Pledgor has agreed to pledge all of its right, title and interest in, to and under the Pledged Collateral (as defined below).

NOW, THEREFORE, for Ten Dollars ($10.00) and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Note or, in the absence thereof, in the Subscription Agreement, and, for the purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Article 8 Matter” means any action, decision, determination or election by Company or its member(s) or partner(s), as applicable, that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the UCC, and all other matters related to any such action, decision, determination or election.

“Company” has the meaning set forth in the recitals hereto.

“Company Operating Agreement” has the meaning set forth in the recitals hereto.

“Equity Interests” means all limited liability company membership interests, partnership interests or other equity interests of, and all other right, title and interest now owned or hereafter acquired by, Pledgor in and to Company.

“Event of Default” shall have the meaning ascribed to the term in Section 5.1 of this Agreement.

“Legal Requirements” means all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits or governmental concessions, grants, agreements or restrictions.

“Obligations” has the meaning set forth in Section 2.6 of this Agreement.

“Pledged Collateral” has the meaning set forth in Section 2.1 of this Agreement.

“Proceeds” means (i) Pledgor’s share, right, title and interest in and to all distributions, monies, fees, payments, compensations and proceeds now or hereafter becoming due and payable to Pledgor by Company with respect to the Equity Interests whether payable as profits, distributions, asset distributions, repayment of loans or capital or otherwise and including all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC; (ii) all contract rights, general intangibles, claims, powers, privileges, benefits and remedies of the Pledgor relating to the foregoing; and (iii) all cash or non-cash proceeds of any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Pledgee pursuant to this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Note Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“Voting Rights” means all of Pledgor’s rights under the Company Operating Agreement to vote and give approvals, consents, decisions and directions and exercise any other similar right with respect to the Pledged Collateral, and all of Pledgor’s managerial rights under the Company Operating Agreement whether as a member, manager or managing member of the Company or otherwise.

ARTICLE 2

GRANT OF SECURITY INTEREST

Section 2.1 Pledge; Grant of Security Interest. Pledgor hereby pledges and grants to the Pledgee, as collateral security for the prompt and complete payment and performance when due of the Obligations, a first priority security interest in all of Pledgor’s right, title and interest to the following (collectively, the “Pledged Collateral”):

(a) all Equity Interests;

(b)  all securities, moneys or property representing dividends or interest on any of the Equity Interests, or representing a distribution in respect of the Equity Interests, or resulting from a split-up, revision, reclassification or other like change of the Equity Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Equity Interests;

(c)  any policy of insurance payable by reason of loss or damage to the Equity Interests, if any;

(d)  all “accounts”, “general intangibles” and “instruments” (in each case as defined in the UCC) constituting or relating to the foregoing;

(e)  all Proceeds of any of the foregoing property of Pledgor (including any proceeds of insurance thereon);

(f)   all Voting Rights, claims, powers, privileges, benefits, options or rights of any nature whatsoever which currently exist or may be issued or granted by Company to Pledgor, and all instruments, whether heretofore or hereafter acquired, evidencing such rights and interests;

(g)  all other rights appurtenant to the property described in foregoing clauses (a) through (f); and

(h)  any stock certificates, share certificates, limited liability company certificates, partnership certificates or other certificates or instruments evidencing the foregoing, if any.

Section 2.2 Voting Rights.

(a)  Pledgor hereby collaterally assigns its Voting Rights to the Pledgee, subject to the terms and provisions of this Agreement and the other Note Documents.

(b)  Except during the continuance of an Event of Default, Pledgor shall have the sole and exclusive right to exercise the Voting Rights, provided that Pledgor shall not exercise the Voting Rights in a manner which would be inconsistent with or result in a violation of any provision of this Agreement, the Note, the Subscription Agreement or any other Note Document. Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the Voting Rights shall cease and the Pledgee shall have the right to exercise, in person or by its nominees or proxies, all Voting Rights assigned to it hereunder; provided that the Pledgee shall exercise such Voting Rights in accordance with the terms of this Agreement, the other Note Documents and the Company Operating Agreement. Upon the occurrence and during the continuance of an Event of Default, Pledgor shall effect the directions of the Pledgee in connection with any such exercise in accordance with this Agreement.

(c)  In connection with the Pledgee’s exercise of the Voting Rights, Company may rely on a notice from the Pledgee stating that an Event of Default has occurred and is continuing under the Note, the Subscription Agreement or any other Note Document; provided that such notice shall describe the Event of Default in reasonable detail. No further direction from Pledgor shall be required to effect the assignment of Voting Rights hereunder from Pledgor to the Pledgee following delivery of such notice, and Company shall permit the Pledgee to exercise all of the Voting Rights in respect of the business and affairs of Company during the continuance of such Event of Default; provided, that the Pledgee shall use commercially reasonable efforts to simultaneously send a copy of any such notice to Pledgor at the address set forth in Section 6.13.

(d)  Pledgor acknowledges that, except for this Agreement, the Note, the Company Operating Agreement and the Subscription Agreement, it is not bound by the terms of, any agreement or understanding, whether oral or written, with respect to the purchase, sale, transfer or voting of any Voting Rights.

Section 2.3 No Certification; Assignment of Interests. Under no circumstances shall the Pledged Collateral or any portion thereof be represented by any certificates or instruments without the prior written consent of the Pledgee. Upon the occurrence and during the continuance of an Event of Default, the Pledgee shall have the right, at any time, in its discretion upon written notice to Pledgor and Company, to transfer to or to register in the name of the Pledgee or its nominee any or all of the Pledged Collateral. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to the Pledgee an assignment of Equity Interests endorsed by Pledgor in blank (an “Assignment of Interest”), in the form set forth on Exhibit A hereto, for the Equity Interests, transferring all of such Equity Interests in blank, duly executed by Pledgor and undated. The Pledgee shall have the right, at any time in its discretion but only upon the occurrence and during the continuance of an Event of Default, and upon written notice to Pledgor and Company, to transfer to, and to designate on such Pledgor’s Assignment of Interest, any Person to whom the Equity Interests are sold in accordance with the provisions hereof.

Section 2.4 Financing Statements. Pledgor hereby authorizes the filing of financing statements, and continuation statements and amendments thereto and assignments thereof, describing the Pledged Collateral covered thereby as all of debtor’s right, title and interest in, to and under all of the Equity Interests, and all Proceeds thereof and all related rights described in Article II of this Agreement, or words to that effect, and regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the UCC, and any other filing, recording or registration (including any filing, recording or registration that may be necessary or appropriate under Article II) that the Pledgee may deem reasonably necessary or appropriate to further protect or maintain the perfection of the security interests. So long as no Event of Default then exists, prior to filing any financing statement, the Pledgee shall endeavor in good faith to provide Pledgor with a copy of such financing statement for review, and Pledgor shall have three (3) Business Days to notify the Pledgee of any objections to the collateral description contained therein, which objections the Pledgee shall consider in good faith; provided that any failure by the Pledgee to provide Pledgor with a copy for review shall not be considered a breach under this Agreement. This Agreement shall constitute a security agreement under applicable law.

Section 2.5 Confirmation Statement; Control Agreement. To better assure the perfection of the security interest of the Pledgee in the Pledged Collateral, concurrently with the execution and delivery of this Agreement, Pledgor shall send written instructions in the form of Exhibit B hereto to Company, and shall cause Company to, and Company shall, deliver to the Pledgee the Confirmation Statement and Control Agreement in the form of Exhibit C hereto pursuant to which Company will confirm that it has registered the pledge effected by this Agreement on its books and will agree, upon the occurrence and during the continuation of an Event of Default under the Note, the Subscription Agreement or any other Note Document, to comply with the instructions of the Pledgee in respect of the Pledged Collateral without further consent of Pledgor or any other Person.

Section 2.6 Obligations Secured. The Pledged Collateral secures the due and prompt payment and performance of the obligations of the Pledgor and its affiliates from time to time arising under any of the Note Documents, including without limitation, the due and prompt payment of (i) the principal of and premium, if any, and interest on the Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys' fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Pledgor under or in respect of the Note Documents and this Agreement (collectively, the “Obligations”).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants to the Pledgee as of the date hereof as follows:

Section 3.1 Ownership of Pledged Collateral. Pledgor is the direct and beneficial owner of all Equity Interests, free and clear of any Liens, except for the security interest granted to the Pledgee hereunder. Pledgor further represents and warrants that (i) all Equity Interests have been duly and validly issued and, as of the date hereof, constitute all of the membership interests in the Company outstanding and (ii) Pledgor constitutes the sole member of the Company.

Section 3.2 No Prohibition on Pledge. Except for restrictions and limitations imposed by the Note Documents, or securities laws generally, (a) the Pledged Collateral is and will continue to be freely transferable and assignable and (b) none of the Pledged Collateral is or will be subject to any option, right of first refusal, contractual restriction or Legal Requirements of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Pledgee (i) the pledge of such Pledged Collateral hereunder, (ii) the sale or disposition thereof pursuant hereto or (iii) the exercise by the Pledgee of rights and remedies hereunder.

Section 3.3 Perfection. This Agreement creates a valid security interest in the Pledged Collateral, and upon the filing of the financing statement referred to in Section 2.4 with the Secretary of State of the state of formation of Pledgor, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. No financing statement or security agreement describing all or any portion of the Pledged Collateral which has not lapsed or been terminated naming Pledgor as debtor has been filed or is of record in any jurisdiction except financing statements naming the Pledgee as the secured party.

Section 3.4 Article 8 Prohibition. The limited liability company membership interests in Company are not and shall never be, without the prior written consent of the Pledgee, “securities” governed by and within the meaning of Article 8 of the UCC, as from time to time amended and in effect, in any jurisdiction. Any action, decision or election by Pledgor or Company that purports to characterize the limited liability company interests or partnership interests in Company as “securities” within the meaning of Article 8 of the UCC while any Obligation remains outstanding without the prior written consent of the Pledgee shall be null and void and of no force or effect. Any and all certificated interests in Company have been redeemed or exchanged for uncertificated limited liability company membership interests in Company.

Section 3.5 Certain Understandings of Parties. The parties acknowledge and agree that the terms of the Equity Interests do not and will not provide that they shall constitute a “security” within the meaning of Article 8 of the UCC (including Section 8-102(a)(15) thereof); and that this Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. The parties acknowledge and agree that the Equity Interests do not constitute and will not constitute “certificated security” (as defined in the UCC). Pledgor therefore covenants and agrees that Pledgor shall not, directly or indirectly, without the prior written consent of the Pledgee, attempt to alter, amend, modify, supplement or otherwise change in any way, the certificate of formation of the Company or the Company Operating Agreement, each as in effect on the date hereof.

Section 3.6 Irrevocable Proxy. Solely with respect to Article 8 Matters (defined below), Pledgor hereby irrevocably grants and appoints Pledgee, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Collateral held by Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy and powers granted to Pledgee by Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of Pledgor’s obligations under this Agreement. The proxy granted and appointed in this Section shall include the right to sign Pledgor’s name (as sole member of the Company) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Collateral that applicable law may permit or require, to cause the Pledged Collateral to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and/or powers of attorney with respect to any Article 8 Matter and the Pledged Collateral that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Collateral with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void ab initio and of no force or effect. As used herein, an “Article 8 Matter” means any actions, decision, determination or election by the Company or its member that any Equity Interest be a “security” within the meaning of Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, Article 8 of the UCC and/or Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995, and all other matters related to any such action, decision, determination or election.

ARTICLE 4

COVENANTS

From the date of this Agreement and thereafter until the indefeasible payment and performance in full of the Obligations, Pledgor agrees as follows:

Section 4.1 Acknowledgements of Parties.

(a)  If Pledgor shall, as a result of its ownership of the Equity Interests, become entitled to receive or shall receive any limited liability company certificate or partnership certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Equity Interests, or otherwise in respect thereof, Pledgor shall accept the same as the Pledgee’s agent, hold the same in trust for the Pledgee and deliver the same forthwith to the Pledgee in the exact form received, duly endorsed by Pledgor to the Pledgee, together with an undated limited liability company or partnership interest power, as applicable, covering such certificate duly executed in blank, to be held by the Pledgee hereunder as additional security for the Obligations. Any sums paid upon or in respect of the Equity Interests upon the liquidation or dissolution of Company shall be paid over to the Pledgee to be held by it hereunder as additional security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Equity Interests or any property shall be distributed upon or with respect to the Equity Interests pursuant to the recapitalization or reclassification of the capital of Company or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Pledgee to be held by it, subject to the terms hereof, as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of the Equity Interests shall be received by Pledgor, Pledgor shall deliver the same to the Pledgee and, until such money or property is paid or delivered to the Pledgee, hold such money or property in trust for the Pledgee, segregated from other funds of Pledgor, as additional security for the Obligations.

(b)  Without the prior written consent of the Pledgee, Pledgor shall not, directly or indirectly (i) vote to enable, or take any other action to permit, Company to issue any additional limited liability company interests or to issue any other securities convertible into or granting the right to purchase or exchange for any membership or partnership interests, as applicable, in Company, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, except for the Lien provided for by this Agreement. Pledgor shall defend the right, title and interest of the Pledgee in, to and under the Pledged Collateral and all proceeds thereof against the claims and demands of all Persons whomsoever.

(c)  Without the prior written consent of the Pledgee, Pledgor shall not, directly or indirectly cause, or take any other action to permit, Company to (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option or preferential right to purchase with respect to, any of the collateral encumbered or to be encumbered by the Deed of Trust, except to the extent expressly permitted by the Deed of Trust, (ii) create, incur, authorize or permit to exist any Lien, or any claim of any Person with respect to, any of the collateral encumbered or to be encumbered by the Deed of Trust, or any interest therein, except for Permitted Liens to the extent permitted with respect thereto pursuant to the Note, or (iii) cease to have the right and power to transfer and encumber the Mississippi Powered Land without the consent or approval of any Third Party; provided, however, that no limitations set forth in the Note Documents shall violate this clause (iii).

(d)  At any time and from time to time, upon the written request of the Pledgee, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver file and/or record such further instruments and documents and take such further actions as the Pledgee may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted including filing UCC financing or continuation statements, provided that the amount of the Obligations shall not be increased thereby; provided that no amendment or modification of the Company organizational documents shall at any time be required. Pledgor hereby authorizes the Pledgee to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law.

Section 4.2 Cash Dividends; Voting Rights. Notwithstanding anything herein to the contrary, unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all limited liability company interest distributions or cash dividends paid in the normal course of business of Company and to exercise all voting and limited liability company interests or other rights with respect to the Equity Interests, provided that no vote shall be cast or right exercised or other action taken which could reasonably be expected to impair the Pledged Collateral or which would be inconsistent with or result in any violation of any provision of the Note Documents.

Section 4.3 Registration and Exercise of Rights. At any time after the occurrence and during the continuance of an Event of Default: (a) at the request of the Pledgee, Pledgor will permit any registrable Pledged Collateral owned by Pledgor to be registered in the name of the Pledgee or its nominee and (b) Pledgor will permit the Pledgee or its nominee, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral owned by Pledgor or any part thereof, and to receive all dividends and interest in respect of such Pledged Collateral.

Section 4.4 Warranty of Title. Pledgor shall warrant and defend the right, title and interest of Pledgee in and to the Pledged Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

Section 4.5 Files and Records. Pledgor shall maintain, at its principal office, and, upon reasonable request, make available to Pledgee the originals, or copies in any case where the originals have been delivered to Pledgee of the instruments, documents, policies and agreements constituting the Pledged Collateral and related documents and instruments, and all files, accounting records and other information and data relating to the Pledged Collateral.

Section 4.6 Intentionally Omitted.

Section 4.7 Existence, Etc. Pledgor shall and shall cause Company to preserve and maintain its existence and all of its material rights, privileges and franchises. Pledgor shall comply and cause Company to comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities; and pay and discharge or cause Company to pay or discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of their property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

Section 4.8 Principal Place of Business and State of Organization. Pledgor will not change Pledgor’s principal place of business or state of organization unless Pledgor has previously notified Pledgee thereof and taken such action as is reasonably requested by Pledgee to cause the security interest of Pledgee in the Pledged Collateral to continue to be perfected.

ARTICLE 5

EVENTS OF DEFAULT; REMEDIES UPON EVENT OF DEFAULT

Section 5.1 Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a)	The occurrence of any “Event of Default” as defined in the Note, the Subscription Agreement or any other Note Document.

(b)	The failure of any representation or warranty made by Pledgor in this Agreement to be true and correct in all material respects when made.

(c)	The failure of Pledgor to comply with any negative covenant contained in this Agreement, including, without limitation, Sections 4.1(b) and 4.1(c) hereof (other than those specified in clauses (e) through (i) below).

(d)	The representation, certification or transfer of any of the Pledged Collateral by certificates or instruments without the prior written consent of Pledgee, or any sale, assignment, transfer, exchange or other disposition of, or the granting of any option with respect to, any of the Pledged Collateral, or the transfer or registration of any Pledged Collateral in the name of any Person other than as expressly permitted under this Agreement, in each case in violation of Section 2.3 of this Agreement.

(e)	The taking of any action, decision or election by Pledgor or Company that purports to characterize the limited liability company membership interests or other equity interests in the Company as “securities” within the meaning of Article 8 of the UCC without the prior written consent of the Pledgee, or any other breach or violation of the representations, warranties and covenants set forth in Section 3.4 of this Agreement.

(f)	The attempt by Pledgor, directly or indirectly, without the prior written consent of Pledgee, to alter, amend, modify, supplement or change in any way the certificate of formation of the Company or the Company Operating Agreement, each as in effect as of the date hereof, unless approved in writing by Pledgee, or any action or omission by Pledgor or Company that causes the Equity Interests to constitute a “security” or “certificated security” within the meaning of Article 8 of the UCC (including Section 8-102(a)(15) thereof), in each case in violation of Section 3.5 of this Agreement.

(g)	The taking of any action by Pledgor, directly or indirectly, without the prior written consent of Pledgee, to (i) vote to enable, or take any other action to permit, Company to issue any additional limited liability company interests or to issue any other securities convertible into or granting the right to purchase or exchange for any membership interests in Company, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral or any interest therein, except for the Lien provided for by this Agreement, in each case in violation of Section 4.1(b) of this Agreement.

(h)	The taking of any action by Pledgor, directly or indirectly, without the prior written consent of Pledgee, to cause or permit Company to (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option or preferential right to purchase with respect to, any of the collateral encumbered or to be encumbered by the Deed of Trust, (ii) create, incur, authorize or permit to exist any Lien, or any claim of any Person with respect to, any of the collateral encumbered or to be encumbered by the Deed of Trust or any interest therein, except for Permitted Liens to the extent permitted with respect thereto pursuant to the Note, or (iii) cease to have the right and power to transfer and encumber the Mississippi Powered Land without the consent or approval of any Third Party, in each case in violation of Section 4.1(c) of this Agreement.

(i)	The failure of Pledgor to comply with or observe any other obligation, term or requirement of this Agreement not otherwise specified in the other provisions of this Section 5.1 above and the continuation of such failure for thirty (30) days.

Section 5.2 Acceleration and Remedies.

(a)  Upon the occurrence and during the continuation of an Event of Default, the Pledgee may exercise any or all of the following rights and remedies:

(i) Those rights and remedies provided in any Note Document, provided that this clause (i) shall not be understood to limit any rights or remedies available to the Pledgee prior to an Event of Default.

(ii) Those rights and remedies available to a secured party under the UCC or under any other applicable law when a debtor is in default under a security agreement.

(iii) Upon written notice to Pledgor, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Pledged Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at Pledgor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Pledgee may deem commercially reasonable.

(iv) Upon written notice to Pledgor, transfer, exchange and register in its name or in the name of its nominee the whole or any part certificates or instruments representing or evidencing Pledged Collateral (if any) for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Pledgee was the outright owner thereof.

(b)  The Pledgee may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Pledged Collateral.

(c)  The Pledgee shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Pledgee, the whole or any part of the Pledged Collateral so sold, free of any right of equity redemption, which equity redemption Pledgor hereby expressly releases.

(d)  Until the Pledgee is able to effect a sale, lease, or other disposition of Pledged Collateral, the Pledgee shall have the right to hold or use Pledged Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Pledged Collateral or its value or for any other purpose deemed appropriate by the Pledgee. The Pledgee may, if it so elects, seek the appointment of a receiver or keeper to take possession of Pledged Collateral and to enforce any of the Pledgee’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e)  Notwithstanding the foregoing, the Pledgee shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Company, any other obligor, guarantor, Pledgor or any other Person with respect to the payment and performance of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Pledged Collateral therefor, any other collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Pledged Collateral, any such other collateral or any guarantee of the Obligations or to resort to the Pledged Collateral, any such other pledged collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Pledged Collateral.

(f)   Any cash held by the Pledgee as Pledged Collateral and all proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied in whole or in part by the Pledgee in the following order: (i) first, to the payment of reasonable and documented out-of-pocket expenses incurred by the Pledgee in connection with the enforcement of its rights hereunder or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Pledgee hereunder, including reasonable attorneys' fees; (ii) second, to the payment of accrued and unpaid interest on the Note; (iii) third, to the payment of outstanding principal of the Note; (iv) fourth, to the payment of any other Obligations then due and owing; and (v) fifth, any surplus held by the Pledgee and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus. Pledgor shall remain liable for any deficiency if such cash and the proceeds of any sale or other realization of the Pledged Collateral are insufficient to pay the Obligations and the reasonable and documented fees and other charges of any attorneys employed by the Pledgee to collect such deficiency.

Section 5.3 Certain Rights Relating to Equity Interests.

(a)  Pledgor recognizes that the Pledgee may be unable to effect a public sale of any or all Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. The Pledgee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Pledgor to register such Pledged Collateral for public sale under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.

(b)  Pledgor further shall use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Equity Interests pursuant to this Section 5.3 valid and binding and in compliance with any and all applicable Legal Requirements. Pledgor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Subscription Agreement or the Note.

(c)  The UCC states that the Pledgee is able to purchase the Equity Interests only if they are sold at a public sale. The Pledgee has advised Pledgor that SEC staff personnel have issued various no-action letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act. The UCC permits Pledgor to agree on the standards for determining whether the Pledgee has complied with its obligations under Article 9. Pursuant to the UCC, Pledgor specifically agrees (i) that it shall not raise any objection to the Pledgee’s purchase of the Equity Interests (through bidding on the Obligations or otherwise) and (ii) that a foreclosure sale conducted in conformity with the principles set forth in such no-action letters (A) shall be considered to be a “public” sale for purposes of the UCC; (B) will be considered commercially reasonable notwithstanding that the Pledgee has not registered or sought to register the Equity Interests under applicable securities laws, even if Pledgor agrees to pay all costs of the registration process; and (C) shall be considered to be commercially reasonable notwithstanding that the Pledgee purchases the Pledged Collateral at such a sale.

(d)  Pledgor agrees that, in connection with any disposition of Pledged Collateral pursuant to this Agreement, the Pledgee shall act in a commercially reasonable manner with respect to the method, manner, time, place and other terms of such disposition as and to the extent required by applicable Law. The Pledgee may determine to offer the Pledged Collateral only to Persons who are engaged in the same business as Company and who have sufficient financial resources to purchase all of the Pledged Collateral in one sale. Without in any way limiting the Pledgee’s right to conduct a foreclosure sale in any commercially reasonable manner, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered commercially reasonable:

(i) Not more than thirty (30) days before, and not less than ten (10) days in advance of the sale, the Pledgee notifies Pledgor in writing at the address described in Section 6.13 of the time and place of such sale,

(ii) The sale is conducted by a nationally or regionally recognized real estate brokerage or auction firm, and

(iii) Such real estate brokerage or auction firm shall solicit bids for the offered Pledged Collateral from no less than three prospective purchasers who have sufficient financial resources to purchase the offered Pledged Collateral and are provided with at least fourteen (14) days to conduct due diligence on the offered Pledged Collateral and the real property owned by the Company.

(iv) Following any sale of the Pledged Collateral pursuant to this Section 5.3(d), the Pledgee shall provide Pledgor with a written accounting of the application of the proceeds of such sale within fifteen (15) Business Days following the consummation of such sale.

Section 5.4 Pledgor’s Obligations Upon an Event of Default. Upon the request of the Pledgee after the occurrence of an Event of Default, Pledgor will: (a) furnish to the Pledgee, or cause Company to furnish to the Pledgee, any information regarding the Pledged Collateral in such detail as the Pledgee may reasonably require and (b) take, or cause Company to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Pledgee to consummate a public sale or other disposition of the Pledged Collateral.

Section 5.5 Notice of Disposition of Pledged Collateral; Condition of Pledged Collateral. Pledgee shall provide notice to Pledgor of the time and place of any public sale or the time after which any private sale or other disposition may be made. Such notice shall be sent by reputable overnight courier with tracking confirmation, or by email to the email address of Pledgor specified in Section 6.13 (with electronic confirmation of receipt), and any notice so sent shall be deemed reasonable if sent as herein required at least ten (10) Business Days (but no more than thirty (30) days) prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, Pledgor waives all claims, damages, and demands against the Pledgee arising out of the repossession, retention or sale of the Pledged Collateral, except such as arise solely out of (x) the gross negligence or willful misconduct of the Pledgee, (y) the Pledgee's failure to comply with the material terms of Section 5.3(d), or (z) the Pledgee's breach of any notice obligation expressly required under Sections 2.2(c), 2.3 or this Section 5.5. To the extent it may lawfully do so, Pledgor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Pledgee, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Pledged Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein (including Sections 2.2(c), 2.3, 5.3(d) and this Section 5.5), Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Pledged Collateral.

Section 5.6 Limitation on the Pledgee’s Duty with Respect to the Pledged Collateral. The Pledgee shall have no obligation to prepare the Pledged Collateral for sale. The Pledgee shall use reasonable care with respect to the Pledged Collateral in its possession or under its control and in substantially the same manner as the Pledgee deals with similar property for its own account. The Pledgee shall not have any other duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of the Pledgee, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Pledgee to exercise remedies in a commercially reasonable manner, Pledgor acknowledges and agrees that it is commercially reasonable for the Pledgee to (a) not incur expenses deemed significant by the Pledgee to prepare Pledged Collateral for disposition, (b) not obtain third party consents for access to Pledged Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Pledged Collateral to be collected or disposed of, (c) advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (d) contact other Persons, whether or not in the same business as Pledgor, for expressions of interest in acquiring all or any portion of such Pledged Collateral, (e) hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, whether or not the Pledged Collateral is of a specialized nature, (f) dispose of Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (g) dispose of assets in wholesale rather than retail markets, (h) disclaim disposition warranties, such as title, possession or quiet enjoyment, (i) purchase insurance or credit enhancements to insure the Pledgee against risks of loss, collection or disposition of Pledged Collateral or to provide to the Pledgee a guaranteed return from the collection or disposition of Pledged Collateral, or (j) to the extent deemed appropriate by the Pledgee, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Pledgee in the collection or disposition of any of the Pledged Collateral. Pledgor acknowledges that the purpose of this Section 5.6 is to provide non-exhaustive indications of what actions or omissions by the Pledgee would be commercially reasonable in the Pledgee’s exercise of remedies against the Pledged Collateral and that other actions or omissions by the Pledgee shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.6. Without limitation upon the foregoing, nothing contained in this Section 5.6 shall be construed to grant any rights to Pledgor or to impose any duties on the Pledgee that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 5.6. For the avoidance of doubt, nothing in this Section 5.6 shall limit the Pledgee’s obligation to conduct any disposition of Pledged Collateral in a commercially reasonable manner as required by applicable law and Section 5.3(d). Nor shall anything herein shall relieve the Pledgee of its obligation to act in good faith, or waive any claim against the Pledgee for fraud, gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 5.7 Pledgee Performance of Pledgor’s Obligations. Without having any obligation to do so, after the occurrence and during the continuance of an Event of Default, the Pledgee may perform or pay any obligation which Pledgor has agreed to perform or pay in this Agreement and Pledgor shall reimburse the Pledgee for any reasonable amounts paid by the Pledgee pursuant to this Section 5.7. Pledgor’s obligation to reimburse the Pledgee pursuant to the preceding sentence shall be an Obligation payable on demand.

Section 5.8 Authorization for Pledgee to Take Certain Action. Pledgor irrevocably authorizes the Pledgee at any time and from time to time in the sole discretion of the Pledgee and irrevocably appoints the Pledgee as its attorney in fact, coupled with an interest, (a) subject to Section 2.4, to execute on behalf of Pledgor as debtor and to file financing statements necessary or desirable in the Pledgee’s reasonable discretion to perfect and to maintain the perfection and priority of the Pledgee’s security interest in the Pledged Collateral, (b) to indorse and collect any cash Proceeds of the Pledged Collateral, (c) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Pledged Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Pledgee deems reasonably necessary or desirable to perfect and to maintain the perfection and priority of the Pledgee’s security interest in the Pledged Collateral, (d) to apply the Proceeds of any Pledged Collateral received by the Pledgee to the Obligations and (e) to discharge past due taxes, assessments, charges, fees or Liens on the Pledged Collateral (except for such Liens as are specifically permitted hereunder or under any other Note Document), and Pledgor agrees to reimburse the Pledgee on demand for any reasonable and documented payment made or any reasonable and documented expense incurred by the Pledgee in connection therewith, provided that this authorization shall not relieve Pledgor of any of its obligations under this Agreement. The Pledgee agrees not to exercise the power of attorney granted under clauses (b), (d) and (e) of this Section 5.8 except after the occurrence and during the continuance of an Event of Default.

Section 5.9 Waivers. Pledgor waives (i) all rights to require Pledgee to proceed against any other person, entity or collateral or to exercise any remedy set forth herein or in any other agreement, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or the Pledged Collateral until all Obligations have been indefeasibly paid and performed in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Agreement, or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the UCC. Pledgor agrees that the Pledged Collateral, other collateral or any other guarantor, grantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted hereunder, or this Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the UCC. Pledgor acknowledges and agrees that the obligations of Pledgor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Note Documents, or any substitution, release or exchange of any guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or Pledgor, it being the intent of this Section that the obligations of Pledgor hereunder shall be absolute and unconditional under any and all circumstances.

ARTICLE 6

GENERAL PROVISIONS

Section 6.1 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any bankruptcy occur with respect to Pledgor and/or the Company and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 6.2 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Pledgor, the Pledgee and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that Pledgor shall not have the right or power to assign or otherwise transfer its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Pledgee, and any assignment of transfer in violation of this provision shall be void ab initio and of no force or effect. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the obligations under this Agreement or any portion thereof or interest therein shall in any manner impair the Lien granted to the Pledgee hereunder and any attempted assignment without consent will be null and void. The Pledgee shall have the right to assign or transfer its rights under this Agreement only in connection with any permitted assignment of the Note, the Subscription Agreement and the other Note Documents, and any permitted assignee or transferee shall be entitled to all the benefits afforded to the Pledgee under this Agreement.

Section 6.3 Survival. Without prejudice to the survival of any other agreement of Pledgor under this Agreement or any other Note Document, the agreements and obligations of Pledgor contained in Sections 6.1, 6.4 and 6.12, and the representations and warranties of Pledgor contained in this Agreement shall (a) survive until the Obligations have been paid in full and (b) be deemed to have been relied upon by the Pledgee notwithstanding any investigation heretofore or hereafter made by the Pledgee or on its behalf.

Section 6.4 Taxes. Any taxes (including income taxes) payable or ruled payable by a federal or state authority in respect of this Agreement shall be paid by Pledgor, together with interest and penalties, if any; provided that Pledgor shall not be responsible for any taxes imposed on or measured by the Pledgee’s net income, franchise or capital taxes imposed on the Pledgee, or taxes arising as a result of an assignment or transfer by the Pledgee, except in each case to the extent of any incremental tax liability directly resulting from a breach by Pledgor of this Agreement.

Section 6.5 Principles of Construction. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof or thereof. When used in this Agreement, the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. References herein to any Note Document include such document as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Section 6.6 Termination and Release. This Agreement and the security interests granted herein shall continue in full force and effect until, subject to reinstatement pursuant to Section 6.1, the earliest to occur of (i) the indefeasible payment and performance in full of the Obligations, (ii) the conversion of all outstanding principal and accrued interest of the Note into shares of Class A Common Stock of Pledgor in accordance with the terms of the Note, and (iii) the cash collateralization of the Note in accordance with Section 7(c) of the Note. In connection with any termination or release pursuant to this Section 6.6, the Pledgee shall execute and deliver to Pledgor, at Pledgor’s expense, all documents that Pledgor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by Pledgor to effect such release, including delivery of certificates, securities and instruments. In each case, the Pledgee shall, at Pledgor's sole expense, deliver to Pledgor UCC-3 termination statements and any other release documents reasonably requested by Pledgor within five (5) Business Days of such triggering event. Any execution and delivery of documents pursuant to this Section 6.6 shall be without recourse to or warranty by the Pledgee.

Section 6.7 Entire Agreement. This Agreement embodies the entire agreement and understanding among the Pledgor and the Pledgee relating to the Pledged Collateral and supersedes all prior agreements and understandings among the Pledgor and the Pledgee relating to the Pledged Collateral.

Section 6.8 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b)  PLEDGOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)  PLEDGOR AGREES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT A FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 6.8(B) BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON IT SUBJECT TO RIGHTS OF APPEAL, AS THE CASE MAY BE, AND MAY BE ENFORCED IN THE COURTS OF THE UNITED STATES OR THE STATE OF NEW YORK (OR ANY OTHER COURTS TO THE JURISDICTION OF WHICH IT OR ANY OF ITS ASSETS IS OR MAY BE SUBJECT) BY A SUIT UPON SUCH JUDGMENT.

(d)  PLEDGOR CONSENTS TO PROCESS BEING SERVED BY OR ON BEHALF OF THE PLEDGEE IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 6.8(B) BY MAILING A COPY THEREOF BY REGISTERED, CERTIFIED, PRIORITY OR EXPRESS MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT OR DELIVERY CONFIRMATION REQUESTED, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 6.13 OR AT SUCH OTHER ADDRESS OF WHICH THE PLEDGEE SHALL THEN HAVE BEEN NOTIFIED PURSUANT TO SAID SECTION. PLEDGOR AGREES THAT SUCH SERVICE UPON RECEIPT (1) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (2) SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTICES HEREUNDER SHALL BE CONCLUSIVELY PRESUMED RECEIVED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY REPUTABLE COMMERCIAL DELIVERY SERVICE.

(e)  NOTHING IN THIS SECTION 6.8 SHALL AFFECT THE RIGHT OF THE PLEDGEE TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW, OR LIMIT ANY RIGHT THAT THE PLEDGEE MAY HAVE TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY APPROPRIATE JURISDICTION OR TO ENFORCE IN ANY LAWFUL MANNER A JUDGMENT OBTAINED IN ONE JURISDICTION IN ANY OTHER JURISDICTION.

(f)   THE PARTIES HERETO, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES HERETO AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE PARTIES HERETO ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 6.9 Modifications. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, nor consent to any departure by Pledgor or the Pledgee therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Pledgor shall entitle Pledgor to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of the Pledgee in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Pledgee shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or to declare a default for failure to effect prompt payment of any such other amount. The Pledgee shall have the right to waive or reduce any time periods that the Pledgee is entitled to under this Agreement in its sole and absolute discretion.

Section 6.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid pursuant to all Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid pursuant to Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.11 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 6.12 Payment of Expenses.

(a)  Pledgor shall reimburse the Pledgee for any and all reasonable and documented costs and expenses (including attorneys’ fees and expenses and auditors’ and accountants’ fees) paid or incurred by the Pledgee in connection with the preparation, negotiation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Pledged Collateral (including the expenses and charges associated with any periodic or special audit of the Pledged Collateral); provided that all costs and expenses incurred by the Pledgee in connection with the preparation, negotiation, execution and delivery of this Agreement shall be included in, and subject to, the Fee Reimbursement and the cap set forth in Section 5.6 of the Subscription Agreement. Any and all costs and expenses incurred by Pledgor in the performance of actions required pursuant to the terms hereof shall be borne solely by Pledgor.

(b)  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (OTHER THAN INTEREST, FEES AND OTHER AMOUNTS DUE AND PAYABLE UNDER THE NOTE DOCUMENTS OR ARISING OUT OF CLAIMS BY THIRD PARTIES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY.

(c)  All amounts due under this Section shall be payable promptly (and in any event within ten (10) Business Days after demand therefor).

Section 6.13 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, by telecopier, if a telecopy/facsimile number is listed below for such party (with answer back acknowledged), addressed to the party to be so notified at its address hereinafter set forth, or to such other addresses as such party may hereafter specify in accordance with the provisions of this Section 6.13. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), (c) on the next Business Day if sent by an overnight commercial courier, and (d) in the case of telecopy (if a telecopy/facsimile number is listed above for such party), upon sender’s receipt of a machine generated confirmation of successful transmission, in each case addressed to the parties as follows:

Pledgor:	1159 Pittsford-Victor Road, Suite 240
Pittsford, New York 14534
Attention: Chief Executive Officer
Telephone: ***
E-mail: ***

with a copy to:	Raines Feldman Littrell LLP
1350 Avenue of the Americas
New York, New York 10019
Attention: Gregg Shulklapper
E-mail: gshulklapper@raineslaw.com

and a copy to:	Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attention: Kenneth Silverman
E-mail: ksilverman@olshanlaw.com

Pledgee:	c/o Machine Investment Group
11 W. 42nd Street, 24th floor
New York, New York 10036
Attention: Matthew Lambert
Telephone: ***
E-mail: ***

with a copy to:	Jones Day
90 South Seventh Street
Minneapolis, Minnesota 55402
Attention: Brad Brasser
Telephone: (612) 217-8800
E-mail: bcbrasser@jonesday.com

Section 6.14 No Liability on Part of Pledgee. Pledgee, by its acceptance of this Agreement, the Pledged Collateral and any payments on account thereof, shall not be deemed to have assumed or to have become liable for any of the obligations or liabilities of Pledgor. Pledgee shall have no duty to collect any sums due in respect of any of the Pledged Collateral in its possession or control, or to enforce, protect or preserve any rights pertaining thereto, and Pledgee shall not be liable for failure to collect or realize upon the Pledged Collateral, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto. Pledgee shall, if requested by the payor of any revenue payment, give receipts for any payments received by Pledgee on account of the Pledged Collateral.

Section 6.15 Further Assurances. Pledgor agrees that, from time to time upon the written request of Pledgee, Pledgor will execute and deliver such further documents and do such other acts and things as Pledgee may reasonably request in order fully to effect the purposes of this Agreement.

Section 6.16 Delay Not a Waiver. Neither any failure nor any delay on the part of Pledgee in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.

Section 6.17 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.18 Time. Time is of the essence only with respect to payment obligations and any other obligations for which a time period is expressly stated in this Agreement.

Section 6.19 Conflict. In the event of any conflict between this Agreement and the Company Operating Agreement, the terms of this Agreement shall govern.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Pledgor and the Pledgee have duly executed and delivered this Agreement as of the date first above written.

PLEDGOR:

VULCAN INFRASTRUCTURE AND POWER INC., a Delaware corporation
(formerly known as Greenidge Generation Holdings Inc.)

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

PLEDGEE:

MIG REF II INFR, LLC,
a Delaware limited liability company

By:	/s/ Matthew Lambert
Name:	Matthew Lambert
Title:	Authorized Signatory

Signature Page to Pledge and Security Agreement

CONSENT OF COMPANY

(Pledge and Security Agreement)

Company hereby (I) acknowledges receipt of a copy of the executed Pledge and Security Agreement (the “Pledge Agreement”) to which this Consent of Company is attached, (II) consents to the Pledge Agreement, (III) agrees to comply with the terms and provisions thereof applicable to Company, (IV) agrees not to do anything or cause, permit or suffer anything to be done which is prohibited by, or contrary to, the terms of the Pledge Agreement, and (V) agrees to register on its books and records the Pledgee’s security interest in the Pledged Collateral as provided in the Pledge Agreement.

Without limiting the foregoing (and notwithstanding anything to the contrary in the Company Operating Agreement or any other organizational documents of Company), from and after the date hereof, Company agrees:

(a)   to deliver directly to the Pledgee any and all instruments evidencing any right, option or warrant, issued to, or to be received by, Pledgor by virtue of its ownership of the Pledged Collateral issued by Company or upon exercise by Pledgor of any option, warrant or right attached to such Pledged Collateral;

(b)  to recognize the Pledgee’s or any other successful bidder’s automatic right to become a member or partner, as applicable, in Company following a sale of the Equity Interests in accordance with Section 5.3 of the Pledge Agreement;

(c)   in the event of a sale of the Equity Interests in accordance with Section 5.3 of the Pledge Agreement, Company will, upon the Pledgee’s written request and at Pledgor’s expense: (i) provide the Pledgee with such other information in Company’s possession and financial projections as may be necessary or, in the Pledgee’s reasonable opinion, advisable to enable the Pledgee to effect the sale of the Pledged Collateral; and (ii) do or cause to be done all such other acts and things as may be reasonably necessary to make the sale of the Equity Interests or any part thereof valid and binding and in compliance with applicable law provided that performance of the foregoing in this subclause (ii) does not increase Pledgor’s liabilities or obligations hereunder; and

(d)  in the event of any conflict between the Pledge Agreement and the Company Operating Agreement, the terms of the Pledge Agreement shall govern.

Company further acknowledges and agrees that it shall do all of the foregoing without any further notice from or consent or agreement of Pledgor.

[SIGNATURE PAGES FOLLOW]

Consent of Company

IN WITNESS WHEREOF, Company has duly executed and delivered this Consent as of the date first above written.

COMPANY:

GREENIDGE MISSISSIPPI LLC,
a Mississippi limited liability company

By:	/s/ Dale Irwin
Name:	Dale Irwin
Title:	President

Consent of Company